UNANIMOUS SHAREHOLDERS AGREEMENT

Between:

                                JAMES N. RODGERS
                            of the City of Vancouver,
                          Province of British Columbia,
                                     Canada
                     (hereinafter referred to as "Rodgers")

                                                              OF THE FIRST PART,

And

                                 EDWIN W. AUSTIN
                             of the City of Toronto,
                              Province of Ontario,
                                     Canada
                      (hereinafter referred to as "Austin")

                                                             OF THE SECOND PART,
And

                                JOHN J. PRITCHARD
                             of the City of Toronto,
                              Province of Ontario,
                                     Canada
                    (hereinafter referred to as "Pritchard")

                                                              OF THE THIRD PART,
And

                               JASON 14. FIGUEROA
                             of the City of Toronto,
                              Province of Ontario,
                                     Canada
                     (hereinafter referred to as "Figueroa")

                                                             OF THE FOURTH PART,

And

                              MENTOR ON CALL, INC.
             A corporation existing under the laws of Nevada, U.S.A.
                      (hereinafter referred to as "Mentor")

                                                              OF THE FIFTH PART,

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And

                          MENTOR ON CALL HOLDINGS, INC.
        A CORPORATION TO BE INCORPORATED UNDER THE LAWS OF BARBADOS, W.I.
                     (hereinafter referred to as "Holdings")

                                                              OF THE SIXTH PART.

                                    RECITALS

         WHEREAS Rodgers, Austin, Pritchard and Figueroa (or nominees) own in equal amounts as the registered and beneficial owners all of the issued and outstanding and authorized shares of Holdings and all of the restricted shares of Mentor;

         AND WHEREAS Rodgers, Austin, Pritchard, Figueroa, Mentor and Holdings wish to establish their respective rights and obligations in respect of the shares of Holdings and Mentor now or hereafter owned by them, respectively, in respect of the management and control of each of Holdings and Mentor and in respect of the other matters set forth in this Agreement;

         AND Wi-IEREAS it is the intention of each of the parties that this agreement constitute a unanimous shareholder agreement with respect to each of Holdings and Mentor.

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties) it is hereby agreed as follows:

                                    ARTICLE 1

                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1. I Definitions

         Where used in this Agreement, unless there is something in the context or the subject matter inconsistent therewith, the following terms shall have the following meanings, respectively:

         (a) "Agreement" means this agreement and any instrument supplemental hereto and the expressions "Article", "section", "subsection" and "clause" followed by a number and/or a letter mean and refer to the specified Article, section, subsection or clause of this Agreement;

         (b)  "Eligible   Transferee"   means,  in  respect  of  any  particular
Shareholder:

                  (i) a corporation of which such Shareholder is the sole registered and beneficial

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shareholder;

                  (ii)  a  trust  of  which   such   Shareholder   is  the  sole
         beneficiary; and

                  (iii) if the Shareholder is a corporation, any person who is the sole registered and beneficial shareholder of such Shareholder;

         (c) "Holdings Shares" means all of the authorized capital of Holdings as constituted at the date hereof, any other securities into which these shares may be converted, exchanged, reclassified, redesignated, subdivided, consolidated or otherwise changed from time to time;

         (d) "Messrs. Rodgers, Austin, Pritchard and Figueroa Employment Contracts" means the terms and conditions of employment between Mentor and Rodgers, Austin, Pritchard and Figueroa dated the date hereof and attached as Schedule A;

         (e) "Permanent Incapacity" means, with respect to any person, the condition that will be deemed to exist where:

         (i) such person has been declared bankrupt by a court of final and competent jurisdiction;

         (ii) such person has made an assignment for the benefit of creditors;

         (iii)  such  person  has  been   declared  by  a  court  of   competent
jurisdiction to be mentally incompetent and such declaration has not, at the relevant time, been revoked;

         (iv) such person becomes unable, by reason of illness, disease, mental or physical disability or incapacity or otherwise, to perform, his duties for Mentor or Holdings:

                  (A) for a period of 180 consecutive days; or

                  (B) FOR 270 DAYS IN THE AGGREGATE DURING ANY PERIOD OF 365 consecutive days;

provided that in the event a qualified medical doctor certifies that the person's illness, disease, disability or incapacity is not permanent but merely temporary and that the person shall be fully recovered and able to perform the duties of a chief executive officer of a distance learning company within 180 days of the date of the certificate, then such illness, disease, disability or incapacity shall not be deemed to constitute "Permanent Incapacity";

         (f) "person" includes an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, a joint venture, an unincorporated organization and every other legal or business entity whatsoever;

         (g) "Related Party" means, in relation to any Shareholder or other person (the "Subject

Party"), any person who is:

                  (i) a corporation of which the Subject Party beneficially owns, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of the corporation for the time being outstanding;

                  (ii) an affiliate of the Subject Party;

                  (iii) a partner of the Subject Party;

                  (iv) a trust or estate in which the Subject Party has a substantial beneficial interest or as to which the Subject Party serves as trustee or in a similar capacity;

                  (v) a relative of the Subject Party;

                  (vi) a person of the opposite sex to whom the Subject Party is married or with whom the Subject Party is living in a conjugal relationship outside marriage;

                  (vii) a relative of a person mentioned in clause (vi) who has the same home as the Subject Party; or

                  (viii) a current or former director, officer, shareholder or employee of any corporation or business in which the Subject Party has or had substantial beneficial interest;

         (h)  "shareholders" shall mean Rodgers, Austin, Pritchard and Figueroa;

         (i) "transfer" of a Share includes any sale, exchange, transfer, assignment, gift, pledge, encumbrance, hypothecation, alienation or other transaction, whether voluntary, involuntary or by operation of law, by which the legal or beneficial ownership of, or any security interest or other interest in the Share, passes from one person to another, or to the same person in a different capacity, whether or not for value, and any change of control of the legal or beneficial owner of the Share or any person that controls, directly or indirectly, in any manner whatsoever, such legal or beneficial owner of the Share, other than in involuntary change of control resulting from the tansmission of securities from a deceased or incompetent Shareholder to his estate or legal personal representative for so long as the securities continue to be held by the estate or such legal personal representative, and "to transfer", "transferred" and similar expressions shall have corresponding meanings;

         (j) "vend agreement" means the asset sale contract whereby Pritchard and Figueroa transfer all title and right to the distance learning system including source code, functional specifications, drawings, prototype, copyright, patent rights and rights of authorship in consideration of restricted shares in Mentor as enunciated in this vend agreement which is attached as a Schedule B and as defined in article 2.7.

 1.2     Schedules

         Schedule A - Employment Agreements

         Schedule B - Vend Agreement

         Schedule C - Escrow Agreement

         Schedule D - Life Insurance Policies

 1.3     Gender/Numbers

         Words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include both genders.

 1.4     Headings

         The Article and section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

 1.5     Proper Law

         This Agreement and all documents ancillary hereto shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

 1.6     Business Days

         If any act is required hereunder to be done, any notice is required hereunder to be given or any period of time is to expire hereunder on any day that is not a Business Day, such act shall be required to be done or notice shall be required to be given or time shall expire on the next succeeding Business Day.

 1.7     Reclassification of Shares

         The provision of this Agreement shall apply, mutatis mutandis, to any shares or securities of any nature into which the Preference Rights of Mentor or the common shares of Holdings or any of them may be converted, exchanged, reclassified, redivided, redesignated, subdivided or consolidated, to any shares or securities of any nature that are received by a Shareholder as a stock dividend or distribution payable in shares, securities, warrants, rights or options of any nature of Mentor or Holdings or any of the above received on an amalgamation, arrangement, consolidation or merger, statutory or otherwise.

                                   ARTICLE II

            DIRECTORS, OFFICERS AND ONGOING AFFAIRS OF THE COMPANIES

 2.1     Agreement to Act

         Each of the Shareholders, covenant and agree to execute and deliver, or cause to be executed and delivered, all such instruments and other documents, and to exercise or cause to be exercised their influence and any and all voting rights attaching to the Shares held by each of them, respectively, from time to time and to do or cause to be done all such other acts and things in order that all provisions of this Agreement, shall be fully and effectively carried out, implemented and given effect to in accordance with the terms hereof, including, without limitation, consenting to, approving, or other wise giving effect to all such changes to the articles, by-laws, resolutions and other documents governing the Companies as may be necessary or desirable to accurately reflect and give effect to the provisions of this Agreement.

 2.2     Special Approvals

         In addition to any other approvals that may be required at law or pursuant to the articles, bylaws or resolutions of Mentor or Holdings, unless otherwise expressly agreed in writing by all shareholders, neither Mentor or Holdings shall take any of the following actions without the prior written consent of all shareholders hereto:

         (a) the issuance of any shares in the capital of Mentor or Holdings or any securities, warrants, options, or rights convertible into, exchangeable for, or carrying the right to subscribe for, shares in the capital of Mentor or Holdings;

         (b) the redemption or purchase for cancellation of any shares in the capital of Mentor or Holdings, other than any purchase of Shares in accordance with this Agreement;

         (c) the transfer by Mentor or Holdings of any right, title or interest it may now or hereafter have in or to any shares in the capital of any other company;

         (d)  the   conversion,   exchange,   reclassification,   redesignation,
subdivision, consolidation or other change of or to any shares in the capital of Mentor or Holdings;

         (e)   the   amalgamation,   continuance,   merger,   consolidation   or
reorganization of Mentor or Holdings, or the approval or effecting of any plan of arrangement, in each case, whether statutory or otherwise;

         (f) in the case of Holdings, the acquisition by Holdings in any manner of any assets other than its Mentor Preference Rights or converted shares or the incurring by Holdings of any liabilities, whether or not contingent or of any other nature, other than any liabilities for taxes or governmental charges or for legal, accounting or other professional services that may be incurred in the ordinary course of holding the Mentor Preference Rights or converted shares;

         (g) the winding-up dissolution of Holdings or Mentor;

         (h) the entering into by Mentor or Holdings of any contract or transaction, directly or indirectly, with a Related Party of any Shareholder or a Related Party of any person who controls, directly or indirectly, any Shareholder;

         (i) the amendment of Messrs. Rodgers, Austin, Pritchard or Figueroa's Employment Contract;

         U) except as otherwise provided in the Agreement and except in the case of termination for just cause, the termination of the employment of Messrs. Rodgers, Austin, Pritchard or Figueroa;

         (k) any amendment to the articles or by-laws of Mentor or Holdings.

 2.3     Board of Directors

         As soon as possible after the execution of this Agreement, the Shareholders shall elect Rodgers and Austin as Directors of Mentor and Holdings.

2.4 Officers

         Until changed by vote of the Board of Directors, the officers of Mentor shall be:

          NAME                      OFFICE OR OFFICES TO BE HELD
          ----                      ----------------------------
 James N. Rodgers                   Chief Executive Officer and President
 Edwin W. Austin                    Chief Operating & Chief Financial Officer
 John J. Pritchard                  Senior Vice President Products and Services
 Jason R. Figueroa                  Vice President Information Technology

2.5 Agreement Binds Mentor and Holdings

         Mentor and Holdings, by their execution hereof, acknowledge that they have actual notice of the terms of this Agreement, consents hereto and hereby covenant with each of the Shareholders that they will at all times during the term hereof:

                  (a) give or cause to be given such notices, execute or cause to be executed such deeds, transfers and documents as may from time to time be necessary or conducive to the carrying out of the terms and intent hereof;

                  (b) do or cause to b done all such acts, matters and things as may from time to time be necessary or conducive to the carrying out of the terms and intent hereof; and

                  (c) take no action that would constitute a contravention of any of the terms and provisions thereof

2.6 Employment Contracts

         Messrs. Rodgers, Austin, Pritchard and Figueroa Employment Contracts are attached as Schedule A and contain the following terms and conditions, hereby agreed to by Mentor:

         NAME                   ANNUAL REMUNERATION    DEFERRED AMOUNT TO YEAR 2
         ----                   -------------------    -------------------------
         Rodgers                U.S. $250,000                      U.S. $75,000
         Austin                 U.S. $180,000                      U.S. $60,000
         Pritchard              U.S. $120,000                      U.S. $25,000
         Figueroa               U.S. $100,000                      U.S. $15,000

         Deferred salaries vest when Mentor retains earnings of U.S. $750,000 in one quarter and are then payable in equal monthly amounts over the ensuing six month period.

         Benefits are in a package valued at a minimum often per cent of salary and a maximum of fifteen per cent of salary. Fully paid vacation of four weeks per annum for each of Rodgers, Austin, Pritchard and Figueroa.

         Automobile allowance available when Mentor is earning a profit of a minimum of U.S. $750,000 in any one quarter. Lease allowance will be as follows:

                  NAME                                        ALLOWANCE
                  ----                                        ---------
                RODGERS                                     U.S. $450 per month
                Austin                                      U.S. $375 per month

                Pritchard                                   U.S. $300 per month
                Figueroa                                    U.S. $300 per month

         A Project Completion Bonus of US $125,000 for each of Rodgers, Austin, Pritchard and Figueroa is available and payable on completion and acceptance of the Learning Management System by the Chief Executive Officer of Mentor and by outside clients and conditional upon receipt of a minimum of U.S. $1,500,000 from licences.

         Each Officer will be granted stock options of 250,000 options to each with a strike price of U.S. $2 exercisable for a period of five years upon payment of the project completion bonus.

         Notice period shall be, other than for cause, six months from month 7 to 12 and 12 months from month 13 and 18 months from month 25. Minimum term of contract is one year.

 2.7     Vend Agreement

         The vend agreements attached as Schedule B-I and B-2 enunciate that Learning Management Corporation and Figueroa shall assign to Mentor all rights and ownership to a web enabled Learning Management System, created by Pritchard and Figueroa, including source code, schematics, functional specifications, prototype, copyright, patent rights and any rights TO AUTHORSHIP IN CONSIDERATION OF THEIR 25% undiluted ownership each in Holdings.

         Pursuant to this agreement the interest of Pritchard and Figueroa in Holdings shall not vest until all deliverables are presented and accepted after successful third party adjudication as follows: Functional Specifications, Functional Prototype, Proof of Concept, Detailed Design, Development, User Acceptance, Testing, Implementation plus full User and Technical Documentation and Source Code.

         Pursuant to this agreement the interest of Rodgers and Austin vest pursuant to past services in creating Mentor On Call, Inc. and its public market, price per share and financing abilities.

 2.8     Assets of Holdings

         The sole assets of Holdings shall be the nine million, three hundred and fifty thousand restricted shares of Mentor.

         The assets shall be allocated equally to each shareholder of Holdings when fully vested pursuant to article 2.7.

                                   ARTICLE 111

                            RESTRICTIONS ON TRANSFER

 3.1     Restrictions on Transfer

         Except as specifically provided in this Agreement, no Shareholder shall transfer any of its right, title or interest in or to any shares of Holdings owned of record or beneficially by him without the express prior written consent of all Shareholders first being obtained.

 3.2     Transfers to Eligible Transferees

         Notwithstanding the provisions of section 3.1 a Holdings shareholder may at any time or from time to time transfer all of its Holdings shares to an Eligible Transferee of such shareholder provided that, at or prior to the time of such transfer:

         (a) such Eligible Transferee shall agree with the other parties hereto, by an agreement in writing in form and substance satisfactory to the other shareholders, acting reasonably, to be bound by the terms hereof as if such Eligible Transferee has entered into this Agreement in the place and stead of the transferring shareholder and to remain an Eligible Transferee of the selling shareholder as long as such Eligible Transferee is the registered or beneficial owner of any Holding shares; and

         (b) the other shareholders receive evidence satisfactory to them, acting reasonably, that such Eligible Transferee is an Eligible Transferee of the selling shareholder and that the agreement referred to in subsection 3.2 (a) above is a legal, valid and binding obligation of the Eligible Transferee.

         The transferring shareholder shall at all times after the transfer of Holdings shares to the Eligible Transferee be jointly and severally liable with such Eligible Transferee for the observance and performance of the covenants and obligations of the Eligible Transferee under this Agreement, and shall cause the Eligible Transferee to remain an Eligible Transferee of the transferring shareholder so long as the Eligible Transferee shall have any registered or beneficial interest in any Holdings shares and the transferring shareholder shall indemnify the other parties hereto against any loss, damage or expense incurred as a result of the failure by the Eligible Transferee to comply with the provisions of this Agreement.

 3.3     Legend

         All certificates of Holdings shall bear the following legend:

         "The shares represented by this certificate are subject to the provisions of a unanimous shareholder agreement MADE AS OF THE 18TH day of January, 2000 which contains restrictions on the right to transfer, pledge, vote and otherwise deal with such shares, a copy of which agreement is available for inspection from the Secretary of the Company. Notice of such restrictions and the other provisions of such agreement is hereby given."

 3.4     Companies to Enforce

         None of the Companies shall accept for registration in its relevant books of record any transfer of shares not made in accordance with the provisions of this Agreement.

 3.5     Certain Transfers Ineffective

         Any transfer of shares attempted to be made other than in accordance with the provisions of this agreement shall be void and of no effect.

 3.6     Pledge of Shares

         A Holdings shareholder may pledge the Holdings shares owned by him to secure financing to be used to exercise a right under this Agreement to acquire all of the Holdings shares owned by another shareholder, so long as such pledge takes effect immediately prior to, and conditional upon, or contemporaneously with, the consummation of such acquisition.

                                   ARTICLE IV

                             RIGHTS OF FIRST REFUSAL

 4.1     Delivery of Sale Notice

         In the event that any Holdings shareholder (the "Offeror") desires to transfer all but not less than all the Holdings shares owned by him, the Offeror shall first deliver a notice in writing (a "Sale Notice") to the other shareholders (the "Offerees") whereby the Offeror offers to sell all such Holdings shares (the "Offered Shares") to the Offerees for the respective price per Holdings share, payable in cash on closing, set out in the Sale Notice and on and subject to the other terms and conditions therein set out. The Offerees shall have the right, exercisable by giving notice (an "Acceptance Notice") to the Offeror within fifteen Business Days after its receipt of a Sale Notice (the "Acceptance Period") to purchase all, but not less than all, of the Offered Shares offered to it in accordance with the Sale Terms. In the event that no Acceptance Notice is received from an Offeree within the Acceptance Period, the offer to such Offerees shall be deemed to have been refused.

 4.2     Sales Notices Irrevocable

         The delivery by an Offeror of a Sales Notice shall be irrevocable and, upon delivery by an Offeree of an Acceptance Notice, the Offeror shall be bound to sell, and the Offeree shall be bound to purchase, the relevant Offered Shares in accordance with the Sale Terms.

 4.3     Sales to Third Parties

         If, following the completion of the procedure stipulated in section 4.1, the Offered Shares remain unaccepted by the Offeree, the Offeror may sell the Offered Shares to any person (a "Third Party") at a price not less than the price set forth in the Sale Notice and on terms no more favourable to the Third Party than the Sale Terms. If no such sale is completed by the Offeror within 90 days following the expiration of the 15 Business Day period referred to in section 4.1, the Offeror shall be required, before transferring any Holding shares, again to offer such shares in the manner provided in section 4.1 and such process shall be repeated so often as any party to this Agreement desires to transfer any Holdings shares.

 4.4     Tag-Along Rights

         In the event that an Offeror proposes to sell the Offered Shares to a Third Party pursuant to section 4.3, the Offeror shall, within 60 days following the expiry of the 15 Business Day Period referred to in section 4.1, give written notice (the "Tag-Along Notice") of the identity of the Third Party and the price and other material terms of the transaction which shall be consistent with the requirements of section 4.3, to the Offeree (a "Declining Offeree") that elected not to exercise its right to purchase such Offered Shares. The Declining Offeree may, not later than five Business Days after receipt of the Tag-Along Notice, deliver the Offeror a notice in writing invoking the provision of this section 4.4 (a "Tag-Along Demand"). The delivery by the Declining Offeree of a Tag-Along Demand shall be irrevocable and shall bind Declining Offeree to sell all but not less than all of the Holdings shares (the "Tagging Shares") owned by the Declining Offeree, in accordance with the provisions of this section 4.4. If the Declining Offeree delivers a Tag-Along Demand, then, before completing any sale, the Offeror shall cause the Third Party to deliver to the Declining Offeree a bona fide offer in writing (the "Tag-Along Offer") to purchase from such Declining Offeree the Tagging Shares. The Tag-Along Offer will be binding upon the Third Party and shall contain only such terms and conditions as are identical to those upon which the Offeror proposes to sell to the Third Party the Offered Share pursuant to section 4.3, provided that the offer price per Holdings share, which shall be specified in the Tag Along Offer, shall be the same consideration as, or the cash equivalent of; the consideration per Holding share at which the Offeror proposes to sell to the Third Party the Offered Shares pursuant to section 4.3. The closing date and other closing arrangements for the purchase and sale transaction between the Declining Offeree and the Third Party shall be specified in the Tag-Along Offer and shall be the same, mutatis mutandis, as those specified between the Third Party and the Offeror.

 4.5     Drag-Along Rights

         In the event that an Offeror proposes to sell the Offered Shares to a Third Party pursuant to section 4.3, the Offeror may, by written notice delivered within 60 days following the expiry of the 15 Business Day period referred to in section 4.1 to the Declining Offeree, accompanied by an irrevocable offer (the "Drag-Along Offer") from the Third Party to the Declining Offeree to purchase, for a consideration that is the same as, or the cash equivalent of; the consideration per

Holdings share at which the Offeror proposes to sell its Holdings shares owned by such Declining Offeree (the "Dragged Shares") requiring the Declining Offeree to sell to the Third Party all such Dragged Shares at the price specified in the Drag-Along Offer. The delivery by the Offeror of an irrevocable Drag-Along Offer shall bind the Declining Offeree to sell the Dragged Shares. The date on which the sale is to close and the other closing arrangements (which shall be the same, mutatis mutandis, as those for the purchase and sale between the Third Party and the Offeror) shall be as specified in the Drag-Along Offer. Except as specifically provided for above, the Drag-Along Offer shall contain only such terms and conditions, if any, as are identical to those pursuant to whiche th Offeror proposes to sell to the Third Party the offered Shares.

                                    ARTICLE V

                         SHOT GUN BUY-SELL ARRANGEMENTS

 5.1     Delivery of Initiating Notice

         Any Holdings shareholder may at any time give notice in writing (the "Initiating Notice") to the other Holdings shareholders (the "Notified Party") specifying a price per Holdings share (the "Designated Price") at which the Initiating Party would be willing to either:

         (a) sell to the Notified Party all but not less than all the Holdings shares beneficially owned at the time by the Initiating Party; or

         (b) purchase all but not less than all the Holdings shares beneficially owned at that time by the Notified Party.

 5.2     Election of Notified Party

         Within 20  Business  Days  after  receipt by the  Notified  Party of an
Initiating  Notice,   such  Notified  Party  shall,  by  notice  in  writing  (a
"Responding Notice") to the Initiating Party, elect to either:

         (a) sell to the Initiating Party at the Designated Price all but not less than all the Holdings shares beneficially owned at that time by the Notified Party; or

         (b) purchase from the Initiating Party, at the Designated Price, all bu not less than all the Holdings shares beneficially owned at that time by the Initiating Party.

 5.3     Notices Binding

         IF A NOTIFIED PARTY ELECTS AS DESCRIBED IN SUBSECTION 5.2 (A), THE INITIATING PARTY SHALL thereupon be conclusively deemed to have made an offer to purchase all the Holdings shares beneficially owned at that time by the Notified party at the Designated Price, and the Notified party shall be conclusively deemed to have accepted such offer. If a Notified Party does not deliver a Responding Notice within 20 Business Days after delivery of the Initiating Notice, the Notified Party shall be deemed to have elected to sell to the Initiating Party all but not less than all the Holdings shares beneficially owned at that time by the Notified Party at the Designated Price, and the Initiating party and the Notified Party shall be bound by the agreement resulting from such DEEMED ELECTION. IF NOTIFIED PARTY ELECTS AS DESCRIBED IN SUBSECTION 5.3 (b), the Notified Party shall thereupon be conclusively deemed to have made an offer to purchase all the Holdings shares beneficially owned at that time by the Initiating Party at the Designated Price, and the Initiating Party shall be conclusively deemed to have accepted such offer.

 5.4     Participation in Subsequent Transactions

         A party (a "Selling Shareholder") whose shares ("Subject Shares") are acquired by another party hereto (a "Purchasing Shareholder") pursuant to the rights conferred by this Article V shall, in the event of a subsequent transfer (a "Subsequent Transfer") to an arm's length third party (a "Subsequent Transferee") by the Purchasing Shareholder of the Subject Shares in the circumstances described below, be entitled to a portion of the difference between the price paid by the Purchasing Shareholder to the Selling Shareholder for the Subject Shares and the proceeds received by the Purchasing shareholder from the Subsequent Transferee on the Subsequent Transfer, in accordance with the following:

         (a) if an agreement (whether oral or in writing) between, inter alia, the Purchasing Shareholder and the Subsequent Transferee (or any person acting on behalf of or for the benefit of the Subsequent Transferee) providing for the Subsequent Transfer is entered into prior to or within two months following the closing of the purchase by the purchasing Shareholder from the Selling Shareholder of the Subject Shares, seventy per cent;

         (b) Two to four months, sixty per cent;

         (c) Four to six months; fifty per cent.


                                   ARTICLE VI

              CALL RIGHTS ARISING ON DEATH OR PERMANENT INCAPACITY

 6.1     Death or Permanent Incapacity

         In the event of the death or Permanent Incapacity of a shareholder, the other shareholders shall have the right but not the obligation, exercisable at any time during the period of six months following the date on which the shareholder dies or suffers Permanent Incapacity, to purchase all the Holdings shares owned, directly or indirectly, by that shareholder or over which that shareholder exercises control or direction, by the delivery of notice to that shareholder or to his estate within a six month period from such occurence, for a purchase price equal to the fair market value as determined by an independent valuator agreeable to all parties whose determination shall be binding.

 6.2     Presumption of Death

         In the event that a shareholder becomes missing for a period of six months, that shareholder shall be conclusively deemed to be dead for the purposes of this Agreement.

 6.3     Appointment of Personal Represe~itatives

         If a shareholder should die and no executor or administrator is appointed for the estate of that shareholder within 90 days after the date of death then Holdings shall be considered a creditor of the estate of the deceased shareholder with all of the rights conferred upon a creditor of a decedent by the place of his domicile, inchiding the right to cause an executor or administrator to be appointed.

 6.4     Life Insurance

         Holdings shall take out Life Insurance on each shareholder with proceeds payable to the Estate of a Deceased shareholder where a purchase is not elected pursuant to section 6.1 above. The face value of the policy shall be set in an amount deemed appropriate by the shareholders, reviewed annually. Policies attached as Schedule D hereto. If election 6.1 utilized, proceeds as key-man.

                                   ARTICLE VII

                          DEPOSIT OF SHARE CERTIFICATES

 7.1     Shares to be Deposited into Escro'w

         All share certificates of Holdings and common shares of Mentor shall be delivered to an Escrow Holder acceptable to all sharehol~Jers and appointed pursuant to an Escrow Agreement attached hereto as Schedule C whereby sai~d Escrow Holder releases securities only on the basis of this Agreement, or on sale of the common shares of Mentor, when directed by all the shareholders, releases funds on a pro rata basis to the shareholders of Holdings.

                                  ARTICLE VIFI

                                  MISCELLANEOUS

 8.1     Unanimous Shareholder Agreement

         Each of the parties hereby acknowledges and agrees that this Agreement is intended to operate and be construed as a unanimous shareholder agreement within the meaning of the Ontario Business Corporations Act.

 8.2     Acknowledgment by Companies

         Each of the Companies by its execution hereof acknowledges that it has actual notice of the terms of this Agreement, consents to this Agreement and covenant with each of the other parties that it will at all times during the continuance of this Agreement have or cause to be given such notices, execute or cause to be executed such deeds, transfers and documents and cause to be done all such acts, matters and things as may from time to times be necessary or conducive to the canying out of the terms and intent of this Agreement.

 8.3     Notices

         (Put in full addresses, facsimiles, telephone numbers, E-Mails of all parties)








 8.4     Entire Agreement

         This Agreement and the other documents herein referred to constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements between or among the parties hereto with respect to their respective rights and obligations in respect of the shares and management and operation of Holdings and Mentor.

 8.5     Accounting Terms

         Unless otherwise defined or the context otherwise requires, all accounting and financial terms used in this AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING principles.

 8.6     Governing Law

         This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and each of the parties hereby irrevocably attorns to the non-exclusive jurisdiction of the court os such province.

 8.7     Rules of Interpretation

         Words importing the singular number shall include the plural and vice versa and words importing the use of any gender shall include all gender. Headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose including, without limitation, its interpretation. Expressions such as "hereof', "hereunder" and "hereby" shall be construed as referring to the entire Agreement and not only to the particular Article, section, subsection or clause in which they appear. In determining beneficial ownership by a person such person shall be considered as having a beneficial ownership interest in the assets of any company controlled, directly or indirectly, by such person.

 8.8     Successor and Assigns

         Except as otherwise provided herein, neither this Agreement nor any of the rights of any Holdings shareholder hereunder may be assigned without the prior written consent of the other Holdings shareholder. Except as may otherwise be provided herein, all of the terms and provisions of this agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, executors, administrator, other personal representatives, successors and permitted assigns.

 8.8     Severability

         The invalidity or unenforceability of any provision or part of any provision of this Agreement shall not affect the validity or enforceability of any other provision or part thereof; and any such invalid or unenforceable provision or part thereof shall be deemed to be separate, severable and distinct, and no provision or part thereof shall be deemed dependent upon any other provision or part thereof unless expressly provided for herein.

 8.9     Counterparts

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute on and the same agreement. Facsimile signature are valid and binding.

IN WITNESS WHEREOF THIS AGREEMENT HAS BEEN EXECUTED BY THE PARTIES ON THE 18TH DAY OF JANUARY, 2000.

SIGNED, SEALED AND DELIVERED

BY:

James N. Rodgers                                  EDWIN W. AUSTIN


Janh J. Pritchard                                 JASON R. FIGUEROA


THE CORPORATE SEAL OF MENTOR ON CALL, INC.
was attached and signed by a duly authorized officer of same:






TILE CORPORATE SEAL OF MENTOR ON CALL HOLDINGS, INC.
was attached and signed by a duly authorized officer of same: